                                                                    EXHIBIT 6(b)

                              THE LINCOLN NATIONAL
                             LIFE INSURANCE COMPANY
                              FORT WAYNE, INDIANA

                         (herein called "the Company")

Effective Date                               Certificate
of Certificate _____________________


     Certifies that in accordance with and subject to the provisions of Group
Variable Annuity Contract Number GVA-       issued to


                      (herein called the "Contract Owner")



There will be paid to                           herein called the Participant,
an annuity payable monthly during his lifetime commencing on the date elected by the Participant, provided he is then alive. The amount of such annuity will be based on the contributions received by the Company and made on behalf of the Participant prior to the date such annuity commences.

     The Company further certifies that upon the death of the Participant there will be paid to the beneficiary whose name is on file with the Company at the time of death any death benefit that may be payable in accordance with the provisions of the Contract.

     Rights of withdrawal before the annuity commences and any benefits at the time of withdrawal are described in the Group Contract.

     This certificate is not a part of and does not alter or modify any of the provisions of the Group Contract. All rights, privileges and benefits are governed by the provisions of the Group Contract and certain of its provisions are described on the following pages only for the Information of the Participant.

                               THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



                                         T. A. Burns
                                         Secretary



     ALL PAYMENTS AND VALUES DESCRIBED IN THIS CERTIFICATE, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT



FORM GVA-2A-C-70-1

                               RETIREMENT ANNUITY


SECTION 2.01--ANNUITY COMMENCEMENT DATE

     Such date may be the first day of any calendar month following the Participant's 50th birthday but may not be later than the Participant's 75th birthday.

SECTION 2.02--NOTICE TO EFFECT ANNUITY PAYMENTS, ELECTION OF OPTIONAL ANNUITIES

     When a Participant who elected a Deferred Annuity is eligible to elect Annuity Payments, the Contract Owner or the Participant shall notify the Company to effect Annuity Payments for such Participant, and on the date such Annuity Payments are to commence, the Company shall allocate all accumulation units in the Participant's Individual Account and apply them to provide an Annuity on one of the Optional Annuity Forms, described in Section 2.04. A Participant who elected a Deferred Annuity may elect to have his payments made under any of the Optional Annuity Forms provided written notice of election is received by the Company at its Home Office at least 30 days prior to his Annuity Commencement Date. In the absence of written notice of election by the Contract Owner or the Participant, the annuity will be a Life Annuity with 120 Payments Guaranteed.

SECTION 2.03--ANNUITY PAYMENTS

     The amount of the first Annuity Payment, which is the one due on the Annuity Commencement Date, will be determined as described in Section 2.07 of the Contract, The amount of each subsequent Annuity Payment will be determined as described in Section 2.05.

SECTION 2.04--OPTIONAL ANNUITY FORMS

     Option 1--Life Annuity-An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant.

     Option 2--Life Annuity with 120, 180 or 240 Monthly Payments Guaranteed - An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for less than 120, 180 or 240 months, as elected, Annuity Payments will be continued during the remainder of said period to the beneficiary designated by the Participant. If the beneficiary dies while receiving Annuity Payments, the present value of the current dollar amount of the remaining guaranteed number of Annuity Payments commuted on the basis of 3 1/2% interest compounded annually for fixed-dollar annuities and the Assumed Investment Rate elected by the Participant for variable annuities shall be paid in a lump sum to the estate of the beneficiary.

     Option 3--Unit Refund Life Annuity-An annuity payable monthly during the lifetime of the Annuitant, terminating with the last payment due prior to the death of the Annuitant, provided that, at such death, the beneficiary will receive an additional payment of the then dollar value of the number of Annuity Units equal to the excess, if any, of (a) over (b), where (a) is the total amount applied under the option divided by the Annuity Unit Value, as defined in
Section 4.03, at the Annuity Commencement Date and (b) is the product of the number of Annuity Units represented by each payment and the number of payments made.

     Option 4--Joint and Last Survivor Annuity-An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person and thereafter during the remaining lifetime of the survivor.

     The first payment under any of these options will be determined in accordance with Section 2.07. The Company reserves the right to require proof satisfactory to it of the age of the Annuitant and any joint Annuitant prior to making the first payment under any of these options. Additional options may be elected if mutually agreed upon by the Participant and the Company.

SECTION 2.05--VARIABLE AND FIXED ANNUITIES

(a) Variable Annuity-A variable annuity is an annuity with payments varying in amount in accordance with the net investment result of the Separate Account. The number of Separate Account annuity units is determined by dividing the first monthly payment by the Separate Account annuity unit value based on the net investment factor calculated on the Valuation

          Date coincident with or next following the Annuity Commencement Date. The number of annuity units remains fixed during the annuity payment period.

          The dollar amount of the second and subsequent payments is not predetermined and may change from month to month. The actual amount of these payments is determined by multiplying the number of Separate Account annuity units by the Separate Account annuity unit value for the valuation period in which the payment is due.

          The Company guarantees that the dollar amount of each payment after the first shall not be affected by variations in mortality experience from mortality assumptions used to determine the first payment.

      (b) Fixed-Dollar Annuity-A fixed-dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. A number of annuity units is determined when payments commence, but the value of the General Account annuity unit value is always $1.00.

          The Company may, from time to time, increase the number of General Account annuity units, to the extent that such units are applicable to a guaranteed period of benefits, and the value of such additional units will be payable only during such guaranteed period.


SECTION 2.06--ALLOCATION OF ANNUITY

     A Participant may elect to have any portion of his Individual Account applied to provide either a variable annuity or a fixed annuity or a combination of both; provided that where a transfer of accumulation units from one Account to the other is required, written notice of election must be received by the Company at least 30 days prior to the Annuity Commencement Date and the first payment provided by each Account must be at least $10.00.

     In the absence of any notification by the Contract Owner to the contrary, when an Annuity is effected for a Participant, who elected a Deferred Annuity, General Account accumulation units will be applied to provide a fixed-dollar annuity and Separate Account accumulation units will provide a variable annuity.


SECTION 6.01--DEATH BENEFITS

     In the event of the death of the Participant before the Annuity Commencement Date, the beneficiary of the Participant will receive the accumulated value of the Participant's Individual Account determined as of the valuation date coincident with or next following the date written notice of death is received by the Company. The death benefit may be taken in one sum or under any of the settlement options available in the Company's individual variable annuities then being issued, if any.



SECTION 7.01--TERMINATION BENEFITS

     Upon termination of participation in the Plan prior to the Annuity Commencement Date, the Participant: (a) if he is at least 50 years of age, may elect to have the value of his Individual Account applied to provide Annuity payments; or (b) may elect to leave his accumulated value in the Contract, in which case the number of accumulation units in his Individual Account will remain fixed, but the values thereof will vary as described in Article IV; or
(e) may elect to receive the accumulated value of his Individual Account on the basis of the accumulation unit value computed as of the valuation date coincident with or next following the date the written request or surrender is received by the Company; or (d) may elect to convert to an individual variable annuity contract on the basis set forth by the Company at the time of such conversion; or (e) if he becomes an employee of another employer which has a contract of this type in force with the Company, may transfer his Individual Account to such contract.

SECTION 8.04--ASSIGNMENT

     A Participant cannot assign, transfer or commute any of the benefits provided by the Contract and his benefits will be exempt from the claims of his creditors to the maximum extent permitted by law.



SECTION 8.05--PERSONNEL DATA

     The Company shall require satisfactory proof of the date of birth of the Annuitant or Contingent Annuitant, if any, before commencement of annuity payments and such other information as might be reasonably required to administer the Contract.



                                    THE PLAN

SECTION 9.01--PLAN DESCRIPTION

     The Plan shall be the Tax Sheltered Annuity Plan of


SECTION 9.02--ELIGIBILITY

     All full time employees of the Contract Owner are eligible to become Participants in The Plan.


SECTION 9.03--CONTRIBUTIONS BY CONTRACT OWNER

     At least once each month the Contract Owner will remit to the Company all contributions required for the applicable salary reduction period on behalf of the Participants in accordance with the individual agreements between the Contract Owner and the Individual Participants. A deduction of 5 1/4% plus applicable premium taxes will be made from each contribution received.


SECTION 9.04--AMOUNT OF CONTRIBUTIONS

  The minimum amount of any scheduled contribution is $10 per Participant and the scheduled contributions must total at least $300 per year, per Participant.



SECTION 9.05--ALLOCATION OF CONTRIBUTIONS

  The Contract Owner will specify in the case of each Participant what portion of a Participant's contributions will be allocated to the Separate Account and what portion will be allocated to the General Account. A Participant may elect an allocation of 100%, 90%, 80%, 70%, 60%, or 50% in either Account with the balance being allocated to the other Account. No such election shall result in an allocation of less than $10 per month to either Account.


SECTION 9.06--VESTING

  Each Participant will at all times have a 100% vested interest in the value of his Individual Account.

                          CANCELLATION PRIVILEGE RIDER



        Made a part of the contract/certificate to which it is attached


     This contract/certificate may, at any time within 10 days after its receipt by the Owner, be returned by delivering it or mailing . it to the Company or to the agent through whom it was purchased. Immediately upon delivery or mailing, the fixed-dollar portion of the contract/certificate will be deemed void from the beginning, and any premium paid on the fixed dollar portion will be refunded. Upon receipt of this contract/certificate at the Home Office of The Lincoln National Life Insurance Company, any Accumulated Value in the Separate Account under this contract/certificate plus the deductions for sales and administrative expenses, rider premiums, if any, and premium tax, if any, on amounts allocated to the Separate Account will be paid to the Owner. The Accumulated Value in the Separate Account will be computed on the Valuation Date coincident with or next following the date the contract/certificate is received at the Home Office and any cash payment will be made within seven days after the date request for surrender is received by the Company at its Home Office, except as the Company may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request is received.

                              THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                                                        /s/ T. A. Burns
                                                        T. A. Burns, Secretary



  Form 16126 5-79

                        SURRENDER BENEFIT LIBERALIZATION

  The surrender benefit described in Section 7.01 is liberalized as follows:

  In the event the Participant surrenders this contract prior to the Annuity Commencement Date, the surrender benefit as it applies to contributions made by or on behalf of the Participant to the General Account will be the greater of the accumulated value of such contributions, or 100% of all such contributions made less any amounts which are withdrawn prior to the date of surrender of those contributions. The surrender benefit as it applies to contributions made by or on behalf of the Participant to the Separate Account will be the accumulated value of those contributions.

  The value of the surrender benefit will be determined as of the date coincident with or next following the date written notice of the surrender is received in the Home Office of the Company.



  Form 16247 8-78

                             THE LINCOLN NATIONAL
                            LIFE INSURANCE COMPANY
                              FORT WAYNE, INDIANA

                         (herein called "the Company")

 Effective Date                     Certificate
 of Certificate______________       Number_______________

     Certifes that in accordance with and subject to the provisions of Group
Variable Annuity Contract Number GVA-     issued to

                      (herein called the "Contract Owner")

There will be paid to                                        herein called the
Participant, an annuity payable monthly during his lifetime commencing on the date elected by the Participant, provided he is then alive. The amount of such annuity will be based on the contributions received by the Company and made on behalf of the Participant prior to the date such annuity commences.

     The Company further certifies that upon the death of the Participant there will be paid to the beneficiary whose name is on file with the Company at the time of death any death benefit that may be payable in accordance with the provisions of the Contract.

     Rights of withdrawal before the annuity commences and any benefits at the time of withdrawal are described in the Group Contract.

     This certificate is not a part of and does not alter or modify any of the provisions of the Group Contract. All rights, privileges and benefits are governed by the provisions of the Group Contract and certain of its provisions are described on the following pages only for the Information of the Participant.

                                THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                                T. A. Burns
                                                Secretary




          ALL PAYMENTS AND VALUES DESCRIBED IN THIS CERTIFICATE, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT

                              RETIREMENT ANNUITY

SECTION 2.01-ANNUITY COMMENCEMENT DATE

     Such date may be the first day of any calendar month following the Participant's 50th birthday but may not be later than the Participant's 75th birthday.

SECTION 2.02-NOTICE TO EFFECT ANNUITY PAYMENTS, ELECTION OF OPTIONAL ANNUITIES

     When a Participant who elected a Deferred Annuity is eligible to elect Annuity Payments, the Contract Owner or the Participant shall notify the Company to effect Annuity Payments for such Participant, and on the date such Annuity Payments are to commence, the Company shall allocate all accumulation units in the Participant's Individual Account and apply them to provide an Annuity on one of the Optional Annuity Forms, described in Section 2.04. A Participant who elected a Deferred Annuity may elect to have his payments made under any of the Optional Annuity Forms provided written notice of election is received by the Company at its Home Office at least 30 days prior to his Annuity Commencement Date. In the absence of written notice of election by the Contract Owner or the Participant, the annuity will be a Life Annuity with 120 Payments Guaranteed.

SECTION 2.03-ANNUITY PAYMENTS

     The amount of the first Annuity Payment, which is the one due on the Annuity Commencement Date, will be determined as described in Section 2.07 of the Contract. The amount of each subsequent Annuity Payment will be determined as described in Section 2.05.

SECTION 2.04-OPTIONAL ANNUITY FORMS

     Option 1-Life Annuity-An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant.

     Option 2-Life Annuity with 120, 180 or 240 Monthly Payments Guaranteed -
An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for less than 120, 180 or 240 months, as elected, Annuity Payments will be continued during the remainder of said period to the beneficiary designated by the Participant. If the beneficiary dies while receiving Annuity Payments, the present value of the current dollar amount of the remaining guaranteed number of Annuity Payments commuted on the basis of 3.% interest compounded annually for fixed-dollar annuities and the Assumed Investment Rate elected by the Participant for variable annuities shall be paid in a lump sum to the estate of the beneficiary.

     Option 3-Unit Refund Life Annuity-An annuity payable monthly during the lifetime of the Annuitant, terminating with the last payment due prior to the death of the Annuitant, provided that, at such death, the beneficiary will receive an additional payment of the then dollar value of the number of Annuity Units equal to the excess, if any, of (a) over (b), where (a) is the total amount applied under the option divided by the Annuity Unit Value, as defined in
Section 4.03, at the Annuity Commencement Date and (b) is the product of the number of Annuity Units represented by each payment and the number of payments made.

     Option 4-Joint and Last Survivor Annuity-An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person and thereafter during the remaining lifetime of the survivor.

     The first payment under any of these options will be determined in accordance with Section 2.07. The Company reserves the right to require proof satisfactory to it of the age of the Annuitant and any joint Annuitant prior to making the first payment under any of these options. Additional options may be elected if mutually agreed upon by the Participant and the Company.

SECTION 2.05-VARIABLE AND FIXED ANNUITIES

     (a) Variable Annuity-A variable annuity is an annuity with payments varying in amount in accordance with the net investment result of the Separate Account. The number of Separate Account annuity units is determined by dividing the first monthly payment by the Separate Account annuity unit value based on the net investment factor calculated on the Valuation Date coincident with or next following the Annuity Commencement Date. The number of annuity units remains fixed during the annuity payment period.

          The dollar amount of the second and subsequent payments is not predetermined and may change from month to month. The actual amount of these payments is determined by multiplying the number of Separate Account annuity units by the Separate Account annuity unit value for the valuation period in which the payment is due.

          The Company guarantees that the dollar amount of each payment after the first shall not be affected by variations in martality experience from mortality assumptions used to determine the first payment.

     (b) Fixed-Dollar Annuity-A fixed-dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. A number of annuity units is determined when payments commence, but the value of the General Account annuity unit value is always $1.00.

          The Company may, from time to time, increase the number of General Account annuity units, to the extent that such units are applicable to a guaranteed period of benefits, and the value of such additional units will be payable only during such guaranteed period.

SECTION 2.06-ALLOCATION OF ANNUITY

     A Participant may elect to have any portion of his Individual Account applied to provide either a variable annuity or a fixed annuity or a combination of both; provided that where a transfer of accumulation units from one Account to the other is required, written notice of election must be received by the Company at least 30 days prior to the Annuity Commencement Date and the first payment provided by each Account must be at least $10.00.

     In the absence of any notification by the Contract Owner to the contrary, when an Annuity is effected for a Participant, who elected a Deferred Annuity, General Account accumulation units will be applied to provide a fixed-dollar annuity and Separate Account accumulation units will provide a variable annuity.

SECTION 6.01-DEATH BENEFITS

     In the event of the death of the Participant before the Annuity Commencement Date, the beneficiary of the Participant will receive the accumulated value of the Participant's Individual Account determined as of the valuation date coincident with or next following the date written notice of death is received by the Company. The death benefit may be taken in one sum or under any of the settlement options available in the Company's individual variable annuities then being issued, if any.

SECTION 7.01-TERMINATION BENEFITS

     Upon termination of participation in the Plan prior to the Annuity Commencement Date, the Participant: (a) if he is at least 50 years of age, may elect to have the value of his Individual Account applied to provide Annuity payments; or (b) may elect to leave his accumulated value in the Contract, in which case the number of accumulation units in his Individual Account will remain fixed, but the values thereof will vary as described in Article IV; or
(e) may elect to receive the accumulated value of his Individual Account on the basis of the accumulation unit value computed as of the valuation date coincident with or next following the date the written request or surrender is received by the Company, or (d) may elect to convert to an individual variable annuity contract on the basis set forth by the Company at the time of such conversion; or (e) if he becomes an employee of another employer which has a contract of this type in force with the Company, may transfer his Individual Account to such contract.

SECTION 8.04-ASSIGNMENT

     A Participant cannot assign, transfer or commute any of the benefits provided by the Contract and his benefits will be exempt from the claims of his creditors to the maximum extent permitted by law.

SECTION 8.05-PERSONNEL DATA

     The Company shall require satisfactory proof of the date of birth of the Annuitant or Contingent Annuitant, if any, before commencement of annuity payments and such other information as might be reasonably required to administer the Contract.

                                    THE PLAN

SECTION 9.01-PLAN DESCRIPTION

     The Plan shall be the Tax Sheltered Annuity Plan of

SECTION 9.02-ELIGIBILITY

     All full time employees of the Contract Owner are eligible to become Participants in The Plan.

SECTION 9.03-CONTRIBUTIONS BY CONTRACT OWNER

     At least once each month the Contract Owner will remit to the Company all contributions required for the applicable salary reduction period on behalf of the Participants in accordance with the individual agreements between the Contract Owner and the Individual Participants. A deduction of 5.% plus applicable premium taxes will be made from each contribution received.

SECTION 9.04-AMOUNT OF CONTRIBUTIONS

     The minimum amount of any scheduled contribution is $10 per Participant and the scheduled contributions must total at least $300 per year, per Participant.

SECTION 9.05-ALLOCATION OF CONTRIBUTIONS

     The Contract Owner will specify in the case of each Participant what portion of a Participant's contributions will be allocated to the Separate Account and what portion will be allocated to the General Account. A Participant may elect an allocation of 100%, 90%, 80%, 70%, 60%, or 50% in either Account with the balance being allocated to the other Account. No such election shall result in an allocation of less than $10 per month to either Account.

SECTION 9.06-VESTING

     Each Participant will at all times have a 100% vested interest in the value of his Individual Account.

                         CANCELLATION PRIVILEGE RIDER

        Made a part of the contract/certificate to which it is attached

     This contract/certificate may, at any time within 10 days after its receipt by the Owner, be returned by delivering it or mailing it to the Company or to the agent through whom it was purchased. Immediately upon delivery or mailing, the fixed-dollar portion of the contract/certificate will be deemed void from the beginning, and any premium paid on the fixed dollar portion will be refunded. Upon receipt of this contract/certificate at the Home Office of The Lincoln National Life Insurance Company, any Accumulated Value in the Separate Account under this contract/certificate plus the deductions for sales and administrative expenses, rider premiums, if any, and premium tax, if any, on amounts allocated to the Separate Account will be paid to the Owner. The Accumulated Value in the Separate Account will be computed on the Valuation Date coincident with or next following the date the contract/certificate is received at the Home Office and any cash payment will be made within seven days after the date request for surrender is received by the Company at its Home Office, except as the Company may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request is received.

                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



                                                          T. A. Burns, Secretary

                       SURRENDER BENEFIT LIBERALIZATION

The surrender benefit described in Section 7.01 is liberalized as follows:

In the event the Participant surrenders this contract prior to the Annuity Commencement Date, the surrender benefit as it applies to contributions made by or on behalf of the Participant to the General Account will be the greater of the accumulated value of such contributions, or 100% of all such contributions made less any amounts which are withdrawn prior to the date of surrender of those contributions. The surrender benefit as it applies to contributions made by or on behalf of the Participant to the Separate Account will be the accumulated value of those contributions.

The value of the surrender benefit will be determined as of the date coincident with or next following the date written notice of the surrender is received in the Home Office of the Company.